
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                              BOWNE & CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                  BOWNE & CO., INC.
                                  345 Hudson Street
                                  New York, New York 10014

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
(LOGO)                                                        ROBERT M. JOHNSON
                                                              Chairman and
                                                              Chief Executive Officer

                                                              April 7, 1999

       DEAR FELLOW STOCKHOLDER,

       You are cordially invited to attend the Annual Meeting of Stockholders of Bowne & Co., Inc. on Thursday, May 27, 1999. We will meet at 10:00 A.M. (local time) in the rooftop ballroom on the 20th floor of the St. Regis Hotel, 2 East 55th Street, New York City.

       Enclosed, along with our Proxy Statement for the meeting, you will find a voting card, a reply envelope and a copy of our 1998 Annual Report. The Proxy Statement and the voting card also explain how you may vote using either the Internet or the telephone, if you prefer. Please take a few minutes to look through the information and instructions inside.

       This year for the first time we intend to broadcast the meeting live on the Internet. To participate, just visit the Company's website (www.Bowne.com) during the last few days before May 27 in order to register. We will post specific information there on how our "webcast" will work.

       The theme of the meeting will be "1 + 1 = 3." We will use various media to demonstrate how Bowne is harnessing the strong positions we already have in our various businesses, and how we are leveraging our considerable assets. These efforts are creating greater value than could be realized from any or all of our businesses and assets individually. At the meeting we will also review major developments at Bowne since our last stockholders' meeting in 1998.

       I hope to see you at the meeting. Even if you cannot be with us, your vote is very important. Whether you plan to attend or not, please return your signed voting card, or give us your instructions by e-mail or telephone, to guarantee that your shares will be properly represented.

                                                    Sincerely,

                                                    /s/ Robert M. Johnson

                                     (LOGO)

                               BOWNE & CO., INC.
                               345 Hudson Street
                            New York, New York 10014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The stockholders of Bowne & Co., Inc. will hold their Annual Meeting on THURSDAY, MAY 27, 1999, beginning at 10:00 A.M. (local time), in the rooftop ballroom on the 20th floor of the St. Regis Hotel, 2 East 55th Street (at the corner of Fifth Avenue) in New York City. We will take action on these two proposals:

PROPOSAL A - To elect four Directors (Robert M. Johnson, H. Marshall Schwarz, Wendell M. Smith and Harry Wallaesa) to serve on the Company's Board of Directors; and

PROPOSAL B - To approve the Company's 1999 Incentive Compensation Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF BOTH PROPOSALS.

Attached to this notice is our Proxy Statement for the meeting. It discusses the two proposals and contains other information about the Company. The Proxy Statement also explains how you may vote at the meeting in person or by proxy, and how you may use your voting card or the Internet or telephone. The stockholders may act on additional business if it is proper for consideration at the meeting under Delaware law.

The stockholders who will be entitled to vote are those listed on the Company's records at the close of business on March 29, 1999. You do not need a ticket of admission to attend in person.

April 7, 1999                               By order of the Board of Directors,

                                            DOUGLAS F. BAUER

                                            Counsel & Corporate Secretary

                                PROXY STATEMENT

CONTENTS

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VOTING AT THE ANNUAL MEETING................................   1
     Your vote is important to Bowne........................   1
     Who may vote?..........................................   1
     How do the Proxies vote for you?.......................   1
     How can you revoke instructions?.......................   2
     How do we count votes?.................................   2
     What if you give no instructions?......................   2
     Who pays for this solicitation?........................   2
     Webcast of the meeting.................................   3
     Other business at the meeting..........................   3
     About this Proxy Statement.............................   3
PROPOSALS: "A" - TO ELECT FOUR DIRECTORS....................   4
           "B" - TO APPROVE THE 1999 INCENTIVE COMPENSATION
           PLAN.............................................   5
INFORMATION ABOUT THE NOMINEES AND OTHER DIRECTORS..........  10
ABOUT THE BOARD AND ITS COMMITTEES..........................  12
     The Board..............................................  12
     How Directors are chosen...............................  12
     Committees of the Board................................  12
     Compensation Committee interlocks and insider
      participation.........................................  13
     Compensation of Directors..............................  13
OWNERSHIP OF THE COMMON STOCK...............................  15
     Principal stockholders.................................  15
     Stock ownership of management..........................  15
COMPARISON OF FIVE-YEAR CUMULATIVE RETURN...................  18
REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION
  COMMITTEE.................................................  20
EXECUTIVE COMPENSATION......................................  23
     Summary compensation table.............................  23
     Option grants in last fiscal year......................  25
     Aggregated option exercises in last fiscal year and
      year-end option values................................  26
     Long-term incentive plans -- awards in last fiscal
      year..................................................  26
     Pension plan table.....................................  28
CONTRACTUAL ARRANGEMENTS WITH EXECUTIVES....................  29
OTHER INFORMATION...........................................  30
     Proposals and nominations by stockholders..............  30
     How to get Form 10-K...................................  30
APPENDIX: 1999 INCENTIVE COMPENSATION PLAN.................. A-1

VOTING AT THE ANNUAL MEETING

YOUR VOTE IS IMPORTANT TO BOWNE. In case you cannot attend our Annual Meeting in person, the Company's Board of Directors has named two people to act as your Proxies, and we ask you to let them vote your shares at the meeting. For that purpose, we urge you to sign and return the enclosed voting card even if you plan to attend the meeting, or else to vote over the Internet or the telephone by following the instructions given on this page.

An explanation of voting procedures for the meeting follows.

WHO MAY VOTE? The record date for the meeting was March 29, 1999. This means that you are entitled to vote if our records show that you held the common stock at the close of business on that date. Each share of common stock is entitled to one vote on each of the proposals explained in this Proxy Statement, and all votes will be confidential. The enclosed voting card shows the exact number of shares you held on the record date, and you may cast that same number of votes.

A total of 36,834,123 shares of common stock were outstanding and entitled to vote on the record date, and no shares were outstanding in any other class of voting securities. A list of the stockholders eligible to vote will be made available on request, during the ten days before the meeting, in the Company's executive offices at 345 Hudson Street, New York, New York.

We will not hold the Annual Meeting unless there is a quorum of the stockholders, either present in person or represented by proxy. Stockholders entitled to vote just over half the number of shares outstanding on the record date (that is, at least 18,417,062 shares) will constitute a quorum.

HOW DO THE PROXIES VOTE FOR YOU? If you owned common stock in your own name on the record date, you are a holder of record. This means you may use the enclosed voting card to tell the Proxies how you want them to vote your shares. Be sure to sign, date and mail the voting card in the postage-paid envelope which Bowne has provided.

Or you may send your instructions to the Proxies either by e-mail on the Internet or by telephone. If you use e-mail or telephone, these methods of voting will automatically confirm for you that we have recorded your instructions properly. Both methods require the personalized control number we have printed for you on the voting card enclosed with this Proxy Statement.

- To vote by e-mail, visit our electronic voting website on the Internet: http://proxy.shareholder.com/BNE. Enter your control number in the on-screen box and click on "Submit." Then follow the on-screen instructions. When you finish, review your vote; if it is correct, click again on "Submit" to register your vote.

- To vote by telephone, call our toll-free number from any Touch-Tone telephone in the United States or Canada: 1-800-575-8306. When prompted, enter your control number followed by the # sign. Then follow the recorded instructions. When you finish, the recording will recap your vote; if it is correct, press "2" to register your vote.

You have the same choice of ways to vote if your shares were in Bowne's Direct Stock Purchase and Dividend Reinvestment Plan on the record date. We have described that plan on page 54 of the Company's Annual Report.

On the other hand, if a broker, bank or other nominee holds common stock for your benefit, but not in your own name, then your shares are in street name. In that case, your broker, bank or other nominee will advise you how to vote the shares. Bowne reimburses them for forwarding this Proxy Statement and the Company's Annual Report to you. If you have not heard from the broker, bank or nominee who holds your stock in street name, please contact that person or firm as early as possible.

Whether you mail your instructions or send them by e-mail or telephone, the Proxies will vote your shares exactly as you tell them to. You may change or revoke your voting instructions at any time before the stockholders vote at the meeting. When you submit your voting card or file instructions by e-mail or telephone, the Proxies will vote in the way the Company's Board of Directors recommends unless you tell the Proxies to vote otherwise. If there is an interruption or adjournment of the meeting before we complete the agenda, the Proxies may still vote your shares when the meeting resumes.

Of course, you may come to the Annual Meeting in person and vote your shares by written ballot at that time. If you want to vote in person, be sure to revoke any voting instructions you gave before the meeting.

HOW CAN YOU REVOKE INSTRUCTIONS? To revoke or change voting instructions you have given to the Proxies or to anyone else, you must tell the Corporate Secretary of the Company in writing before the stockholders vote at the meeting.

HOW DO WE COUNT VOTES? The Bank of New York is the Company's registrar and transfer agent and will count all the votes. If you give instructions to the Proxies to vote for you, or if you attend the meeting in person, then your shares will count when we determine whether there is a quorum, even if you decide to abstain from the actual voting or to vote against a particular proposal.

When a stockholder fails to vote or chooses to abstain on one or both of the proposals, his or her shares will not count as votes for or against that proposal. This means that the unvoted shares will not affect the outcome of the vote on that proposal. If a broker, bank or other nominee holds your common stock, that person or firm will normally ask for your instructions and vote your shares according to your instructions. With your permission, the broker, bank or nominee will tell the Proxies to vote in the way you instruct. Shares represented at the meeting by a broker, bank or nominee will be counted when we determine if there is a quorum, whether or not the street name holder votes or abstains.

If you attend the Annual Meeting and want to vote shares held for you in street name, you must bring a written proxy from the broker, bank or nominee. It must name you as the sole representative entitled to vote. You must give the written proxy to the Corporate Secretary of the Company before the voting starts.

WHAT IF YOU GIVE NO INSTRUCTIONS? The Exchange has determined that proposal A is discretionary and that proposal B is non-discretionary. This means that, when the stockholders act on proposal A, brokers, banks and other nominees may vote stock they hold for you in street name even if you have not given specific instructions for proposal A. On the tenth day before the meeting, unless you have specified otherwise, your broker, bank or nominee may direct the Proxies to vote your shares in favor of proposal A. But, when proposal B comes to a vote, brokers, banks and nominees may not vote stock they hold for you unless you have given them specific instructions.

WHO PAYS FOR THIS SOLICITATION? Bowne will pay the cost of solicitating your voting instructions for the Proxies. Employees and agents of the Company may solicit by personal interview or by any other means of communication including mail, fax, e-mail and telephone. The Company reimburses brokers, banks and other nominees for expenses they incur in forwarding copies of this Proxy Statement and other Company material to stockholders and in gathering their voting instructions. The Company has retained the proxy-soliciting firm of D. F. King & Co., Inc. to assist in this solicitation for a fee that will not exceed $10,000, plus out-of-pocket expenses.

WEBCAST OF THE MEETING. Stockholders who are unable to attend the meeting in person may follow it live on the Internet. About May 24 the Company intends to post information on our website (www.Bowne.com) about how this webcast will work. To participate, stockholders must register before the meeting begins.

OTHER BUSINESS AT THE MEETING. The Company does not know of any business to be presented at the Annual Meeting besides the two proposals described in this Proxy Statement. However, if other business comes before the meeting and if it is proper under Delaware law, the Proxies will use their discretion in casting all the votes they are entitled to cast, unless they have written instructions to the contrary.

ABOUT THIS PROXY STATEMENT. The Company's management prepared this Proxy Statement and began sending it to stockholders of record on or about April 7, 1999. Again this year, Bowne is proud to be participating in the Securities and Exchange Commission's "plain English" initiative by offering proxy information to our stockholders in language that is easier to read and understand.

Please note that some words have special meanings when we use them in this Proxy Statement. The terms "Company" and "Bowne," as well as the words "we," "us" and "our," refer to Bowne & Co., Inc., a Delaware corporation, or its predecessor, a New York corporation of the same name. The "Proxies" are the two people (Robert
M. Johnson and Douglas F. Bauer) who will vote for you at the meeting, or anyone else they choose to be their substitutes. We refer to the American Stock Exchange as the "Exchange," and the terms "common stock," "stock" and "shares" all mean the Company's Common Stock, par value $.01 per share, which trades on the Exchange. Finally, "plan" means the Company's 1999 Incentive Compensation Plan, which we have summarized on pages 5 through 9 of this Proxy Statement, but we refer to the Company's other compensation arrangements by their full names unless the identity of a particular plan is clear from the context.

PROPOSAL A - TO ELECT FOUR DIRECTORS

THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THESE FOUR NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY:

                               Robert M. Johnson
                               H. Marshall Schwarz
                               Wendell M. Smith
                               Harry Wallaesa

The nominees currently serve as Directors. They have all consented to being nominated, and they agree to continue to serve if the stockholders elect them at the meeting. The Proxies who will vote for you at the meeting intend to vote for the election of all four nominees, unless you specify otherwise.

Each Director will be elected by a plurality of the votes cast at the Annual Meeting. A plurality is a number of shares which is larger than the numbers cast for any competing candidates. You may vote for four nominees but may not cast more than one vote for any particular nominee. If any nominee becomes unavailable before the meeting, the Proxies may vote your shares in favor of a substitute nominee proposed by the Board of Directors.

The Company has three classes of Directors with staggered terms of three-years each. Class I has fewer members than the other classes because of retirements in prior years. Therefore, the Board has nominated Mr. Wallaesa to become a member of Class I for the remaining year of a term that will expire at the Company's Annual Meeting in 2000 and when his successor is elected. The other three nominees will become Directors in Class III if elected, and their full three-year terms will expire at the Annual Meeting in 2002 and when their respective successors are elected. Following the election of four Directors at the meeting, there will be a total of nine members on the Board of Directors, evenly divided among the three classes.

On pages 10 and 11 of this Proxy Statement, we have printed biographies of all the current Directors arranged in alphabetical order. We have included their principal occupations during the last five years and their ages as of the date of the meeting. Asterisks identify the four nominees for proposal A. You can find more information about the Board of Directors and its standing committees on pages 12 through 14 of this Proxy Statement.

PROPOSAL B - TO APPROVE THE 1999 INCENTIVE COMPENSATION PLAN

THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF APPROVING THE COMPANY'S 1999 INCENTIVE COMPENSATION PLAN.

The full text of the proposed plan appears in the appendix to this Proxy Statement. The Board of Directors adopted the plan at its regular meeting on February 25, 1999, subject to approval by stockholders. The Proxies who will vote for you at the meeting intend to vote to approve this plan, unless you specify otherwise.

The plan will take effect on May 27, 1999 if stockholders vote at least a majority of the common stock at the meeting, whether represented in person or by proxy, in favor of approving the plan. The purposes of the proposed plan are:

     - To advance the interests of the Company and its stockholders by providing means to attract, retain and reward employees and others who provide services to the Company and its subsidiaries;

     - To create shareholder value by linking the participants' compensation to the Company's performance with stock-based and cash-based incentives; and

     - To promote a closer identity of interests between participants and stockholders by enabling them to acquire or increase their ownership of a stake in the Company.

A brief summary of the plan follows. The summary omits some details, and therefore the text of the plan in the appendix takes precedence over the summary.

NUMBER OF SHARES AUTHORIZED. If approved by stockholders, the plan will authorize the Company to issue up to a total of 3,450,000 shares of common stock from time to time in specific awards under the plan. This number of authorized shares represents approximately 9.4% of the Company's outstanding stock on the date of the Annual Meeting. They may be treasury shares or other currently unissued shares.

Plan awards may take a number of forms, including stock options, stock appreciation rights (called SARs), limited SARs, restricted stock, deferred stock units, bonus shares, stock granted in place of another kind of compensation, and other awards tied to the market value of the stock or factors that influence its value. Options and SARs allow a participant to benefit from increases in the market price of the common stock after the date of his or her grant. On the other hand, awards which are not options or SARs may allow a participant to receive the current value of common stock on the grant date in addition to later appreciation in value, and therefore these may be more costly to the Company. From the total number of shares authorized by the proposed plan, the Company will not issue more than 300,000 shares as awards which are not options or SARs.

The Company may adjust the number of shares authorized by the plan if there is a stock-split, stock dividend, merger or other extraordinary event. In those cases, the Company may also adjust individual awards outstanding under the plan in addition to adjusting the limit, mentioned earlier, on the number of shares available for awards which are not options or SARs. These adjustments will not enlarge the proportionate interest which the shares represented before the extraordinary event, but they will prevent an unfair reduction in the value of the shares, sometimes called dilution.

Other shares will also be available under the plan. These include approximately 186,000 shares already authorized but not yet granted under the Company's 1997 Stock Incentive Plan, as well as any shares that may become available because of forfeitures and cancellations under the Company's 1992 Stock Option Plan or 1997 Stock Incentive Plan. Stockholders previously approved each of the earlier option plans.

On the record date, the Company had 3,010,050 shares reserved for already outstanding options and further grants under the earlier option plans. The Company also had 600,000 shares reserved on the record date for future issue under its Long-Term Performance Plan, Deferred Award Plan and Stock Plan for Directors to settle deferred stock units awarded in place of cash compensation. Altogether, the shares reserved under these other plans and the new shares the proposed plan would authorize will represent approximately 17.5% of the Company's outstanding stock if and when all are fully issued. The closing price of the common stock on the record date for the Annual Meeting was $12.6875 per share.

In addition, if the Company issues common stock in substitution for awards under a stock-based plan of an acquired corporation, those shares will not count against the shares authorized in this plan. The plan will, however, govern the additional shares issued for the acquired corporation.

ELIGIBILITY. Executives and other key employees of the Company, non-employee Directors and others who provide substantial services to the Company and its subsidiaries will be eligible for awards under the plan. A person who is offered employment will also be eligible but cannot receive any benefit under his or her award until after beginning employment. As discussed later, the plan puts limits on the awards which any one individual may receive in a particular year. The Committee estimates that approximately 500 people could be eligible for awards under the plan, but the number of actual participants is likely to be much smaller.

ADMINISTRATION OF THE PLAN. Initially, the Compensation Committee of the Board of Directors will have authority to administer the proposed plan. The Board may later appoint another committee to administer the plan, but none of the Directors who serve on it may be employees of the Company. The Board itself may also administer the plan, and only the Board may make awards to Directors. For convenience, we will refer to anyone who administers the plan as the Committee.

Administration includes selecting the individuals who will receive awards, determining the type of awards and their specific terms, and deciding whether specific awards should be accelerated or cancelled in appropriate cases. In fixing the terms of each award, the Committee will determine the valuation of the shares, the vesting schedule, the expiration date, and the extended period of time following retirement or termination of employment within which an employee may exercise an award.

The plan spells out counting rules to assure that all awards are properly counted and not counted twice. These rules will take account of shares previously authorized under any other plan when they become subject to the proposed plan. For most purposes, the rules will also recognize all forms of awards permitted by the plan as interchangeable. Forfeited, terminated or expired awards of shares, as well as awards settled in cash without issuing any shares, will become available for future awards. So too will any shares a participant surrenders to pay the exercise price of an award and those which the Company withholds to satisfy a withholding tax obligation.

STOCK OPTIONS AND SARS. The plan authorizes the Committee to grant stock options and SARs. Options include both incentive stock options (called ISOs), which can result in favorable tax treatment to the participant, and non-qualified stock options. A SAR or a limited SAR entitles the participant to receive payment of the amount of appreciation in the market value of his or her shares on the date of exercise over the original grant price. A limited SAR is a SAR that is exercisable only following a change in control of the Company. The Committee will determine exercise prices for options and grant prices for SARs and limited SARs, but these may not be less than the fair market value of the stock on the grant date.

Options will have a maximum term of ten years. The participant may pay the exercise price of an option in cash, stock, other awards that have in-the-money value, or other means approved by the Committee. These could include notes or obligations to make payment on a deferred basis or broker-assisted cashless exercise procedures.

RESTRICTED STOCK AND DEFERRED STOCK UNITS. Under the proposed plan, the Committee may also grant restricted stock or deferred stock units. Restricted stock is a grant of shares that are subject to a risk of forfeiture if employment or service terminates, and they are non-transferable for a period set by the Committee. Deferred stock units give a participant the right to receive shares at the end of a defined deferral period. In either case, a participant may forfeit the award if his or her employment or service terminates before a fixed date, which may be earlier than the end of the defined deferral period. Restricted stock normally carries voting and dividend rights, while deferred stock units do not, but the Committee may authorize the payment of dividend equivalents on deferred stock units.

PERFORMANCE-BASED AWARDS INCLUDING ANNUAL INCENTIVE AWARDS. The Committee may require a participant to meet performance goals as a condition of any award or as a condition to exercise or to an acceleration of settlement. Performance goals will consist of one or more business criteria and a targeted performance level. We have described some of the business criteria for performance awards on pages 8 and 9 under the heading "Compliance with section 162(m)." Performance awards may take the form of annual incentive awards that are subject to settlement in cash or in stock when the participant achieves the performance goals for a particular year. In this way, the Committee intends to qualify such annual incentive awards in order to avoid the loss of tax deductions under section 162(m) of the Internal Revenue Code. The Committee may adjust performance conditions and other terms of performance awards in keeping with extraordinary corporate events or changes in laws, regulations or accounting principles, but any adjustment to an award intended to qualify as performance-based must still conform to the requirements of section 162(m).

OTHER TERMS. The Committee may settle awards under the proposed plan in cash, shares, other awards or other property. The Committee may also make awards in exchange for other awards or other rights to payment from the Company. All awards will be non-transferable, except upon death or as may be permitted in individual cases for estate planning and similar purposes. Participants will not normally give consideration for awards under the proposed plan, other than their services to the Company. The Committee will make an effort to withhold any taxes that apply to these awards, and may allow a participant to withhold or surrender shares to meet tax obligations.

If a change in control occurs, as defined in the proposed plan, outstanding awards will immediately vest and become fully exercisable, while any settlement deferral, forfeiture conditions and other restrictions will lapse. The Committee may also decide that participants have met their performance goals and other conditions in the event of a change in control.

The plan will terminate when no shares remain available for issuance and when the Company has no further obligations under outstanding awards. Before termination, the Board of Directors may amend, suspend or terminate the plan without further stockholder approval unless the law or Exchange rules require such approval, but no amendment may have a negative effect on awards previously granted. Specifically, stockholders need not approve amendments that might increase the cost of the plan. In its discretion, however, the Board may submit other amendments for stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the usual federal income tax consequences of plan awards. The grant of an option or SAR will trigger no federal income tax for a participant or a deduction for the Company. Nor will the participant have taxable income upon exercising an ISO, although the alternative minimum tax may apply. On the exercise of a non-qualified option, the difference between the exercise price and the fair market value of the option shares is taxable to the participant as ordinary income. On the exercise of a SAR, the cash or the fair market value of the shares received will also be taxable as ordinary income.

If a participant disposes of ISO shares before the end of applicable ISO holding periods, he or she will be taxed on ordinary income equal to the lesser of (1) the fair market value of the shares at exercise minus the exercise price, or (2) the amount realized upon the disposition minus the exercise price. Otherwise, a disposition of shares acquired by exercising an option or SAR will result in short-term or long-term capital gain or loss equal to the sale price minus the participant's tax basis in such shares. The tax basis is the exercise price paid plus any amount previously taxed as ordinary income upon exercise of the award.

The Company is normally entitled to a tax deduction equal to the amount taxed as ordinary income to the participant. The Company will not be entitled to a tax deduction for amounts taxed as capital gain to the participant. Therefore, the Company will not be entitled to a tax deduction if a participant exercises an ISO and holds the shares received for the ISO holding periods.

In the case of awards other than options and SARs, the participant will be taxed on ordinary income equal to the fair market value of shares, cash or other property received. This tax will accrue at the time of receipt, except in the case of an award that is non-transferable and subject to a risk of forfeiture. In that case, the tax may not accrue until lapse of at least one of the restrictions, although the participant may elect to be taxed at the time of grant. Subject to an exception discussed below, the Company will be entitled to a tax deduction in an amount equal to the ordinary income taxed to the participant.

COMPLIANCE WITH SECTION 162(M). The Committee intends that some awards under the plan should qualify as performance-based, as defined in section 162(m) of the Internal Revenue Code. Section 162(m) imposes a cap of $1 million on the amount of tax deductions the Company may take for compensation to a particular executive in a single year, but qualifying performance-based compensation remains fully deductible regardless of its amount. Under the plan, therefore, options and SARs, annual incentive awards to employees whom the Committee expects to be named executives, and other awards conditioned on achievement of performance goals are intended to qualify as performance-based compensation.

By approving the proposed plan, stockholders will also be approving the eligibility of executive officers and others to participate, the per-person limitations, and general business criteria on which performance objectives for performance-based awards may be based. The plan imposes per-person limitations, so that a participant may not receive awards intended to qualify as performance-based in excess of his or her annual limit. For each type of award, a participant's annual limit is 1.5 million shares plus the amount of his or her unused annual limit for that same type of award at the end of the previous year. In the case of awards not valued in a way in which the share limitation would be effective -- for example, cash annual incentive awards -- a participant may not be paid during any calendar year an amount that exceeds his or her annual limit, which is $3.5 million each year plus the amount of the participant's unused cash annual limit for the previous year. A participant's annual limit applies if it is potentially earnable, even if there is a deferral of payout. Options, SARs, limited SARs, restricted stock, deferred stock units, other stock-based awards, annual incentive awards and long-term performance awards each represent a separate type of award for purposes of the annual limit.

In establishing goals for a performance-based award to an executive who is subject to section 162(m), the Committee may select any of the following business criteria: (1) earnings per share; (2) revenues; (3) cash flow, free cash flow, or cash flow return on investment; (4) interest expense after taxes;
(5) return on net assets, return on assets, return on investment, return on investment capital, or return on equity; (6) value created; (7) operating margin; (8) net income before or after taxes, pretax earnings, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, operating earnings, or net cash provided by operations; (9) stock price or total stockholder return; (10) sales above a specified threshold or in relation to prior periods; and (11) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures. These business criteria may apply to the Company on a consolidated basis or to specified subsidiaries or business units. Both annual incentive awards and long-term performance awards may incorporate these criteria. Stockholder approval of the proposed plan, including these business criteria without specific targeted levels of performance, will qualify awards as performance-based for a period of five years. After the fifth year, the plan would authorize further awards of options and SARs that may continue to qualify as performance-based under section 162(m), as well as other awards that will not qualify.

A number of other requirements must be met in order for particular compensation to qualify as performance-based under section 162(m). There can be no assurance that compensation resulting from plan awards intended to qualify under section 162(m) will in fact be fully deductible under all circumstances. In addition, the plan would authorize a number of types of awards that will not qualify as performance-based. Compensation paid as a result of these awards may be subject to the cap on deductibility under section 162(m) if it and other non-performance-based compensation exceed $1 million in a given year.
--------------------------------------------------------------------------------

PAGES 10 THROUGH 29 PRESENT MORE INFORMATION ABOUT THE COMPANY'S DIRECTORS AND OFFICERS, ABOUT THE COMPENSATION OF ITS EXECUTIVES, AND ABOUT THE RETURN ON ITS STOCKHOLDERS' INVESTMENT. NO SPECIFIC PROPOSAL REGARDING THIS INFORMATION IS ON THE AGENDA OTHER THAN PROPOSALS A AND B, DISCUSSED ON THE PRECEDING PAGES.

INFORMATION ABOUT THE NOMINEES AND OTHER DIRECTORS

[ROBERT M. CONWAY       ROBERT M. CONWAY (Age 55)
PHOTO]                  Limited Partner of Goldman, Sachs & Co. Mr. Conway also serves on the supervisory board of
                        Bowne Williams Lea International, a joint venture in which the Company participates. A Director of the Company since 1994, he currently serves as a Director in Class II whose term will expire in 2001.

[ROBERT M. JOHNSON      ROBERT M. JOHNSON (Age 53)*
  PHOTO]                Chairman of the Board and Chief Executive Officer of the Company since 1997. Mr. Johnson had previously been President and Chief Executive Officer of the Company from 1996. He was formerly
                        Publisher, President and Chief Executive Officer of Newsday, Inc., a subsidiary of The Times
                        Mirror Company. Mr. Johnson was first elected to the Company's Board in 1996.

[JAMES P. O'NEIL        JAMES P. O'NEIL (Age 54)
  PHOTO]                President and Chief Operating Officer of the Company since 1997. Mr. O'Neil was formerly
                        Executive Vice President and prior to that Vice President, Finance of the Company. First elected to the Board in 1996, he is a Director in Class II whose current term will expire in
                        2001.

[H. MARSHALL SCHWARZ    H. MARSHALL SCHWARZ (Age 62)*
  PHOTO]                Chairman of the Board and Chief Executive Officer of U.S. Trust Corporation. Mr. Schwarz, who
                        is Chairman of the Company's Executive Committee, also serves as a director of Atlantic Mutual
                        Companies. He was first elected to the Company's Board in 1986.

[WENDELL M. SMITH       WENDELL M. SMITH (Age 64)*
PHOTO]                  President of Polestar Ltd. Until 1996, Mr. Smith served as Chairman of the Board of Baldwin
                        Technology, Inc. He was elected to the Company's Board of Directors for the first time in 1992.

[LISA A. STANLEY        LISA A. STANLEY (Age 43)
PHOTO]                  Financial planning consultant, affiliated with Tax & Financial Group of Newport Beach,
                        California. Ms. Stanley was elected to the Company's Board of Directors in 1998 as a Director
                        in Class II whose current term will expire in 2001.


[VINCENT TESE PHOTO]    VINCENT TESE (Age 56)
                        Cable television owner and operator. Mr. Tese is also a director of Bear Stearns & Co., Inc.,
                        Cablevision, Inc., Allied Waste Industries, Inc., Custodial Trust Company, and Mack-Cali Realty
                        Corp. He was first elected to the Company's Board in 1996 and is a Director in Class I whose current term will expire in 2000.

[HARRY WALLAESA PHOTO]  HARRY WALLAESA (Age 48)**
                        President, Chief Operating Officer and a director of Safeguard Scientifics, Inc. Mr. Wallaesa is also Chairman of Aligne, Inc. and a director of Tangram Enterprise Solutions, Inc.
                        Previously he was Chief Information Officer of Campbell Soup Company. Mr. Wallaesa was first elected to the Company's Board on March 25, 1999.

[RICHARD R. WEST        RICHARD R. WEST (Age 61)
  PHOTO]                Dean Emeritus, Stern School of Business, New York University. Previously, Mr. West was Dean of
                        the Stern School of Business and Professor of Finance. He is also a director of Alexander's
                        Inc., Vornado Realty Trust, and mutual funds advised either by Merrill Lynch Asset Management,
                        Inc. and its affiliates or by Hotchkis and Wiley. Elected to the Board in 1994, Mr. West is a
                        Director in Class I whose current term will expire in 2000.

-----------------------------------------------------------------------------------------------------------------------
 * Candidate for election as a Director in Class III with a term expiring in 2002.
** Candidate for election as a Director in Class I with a term expiring in 2000.

ABOUT THE BOARD AND ITS COMMITTEES

THE BOARD. The Board of Directors and its committees meet periodically throughout the year to direct and oversee management of the Company. The Board held seven formal meetings during 1998. In addition, Board members share information and exchange views with the Chairman and with each other at their committee meetings and by telephone and other means of communication on matters that concern the Company and its stockholders.

HOW DIRECTORS ARE CHOSEN. Candidates for the Board of Directors may be recommended by stockholders, by other Board members, by Company management or by any interested person. A stockholder who wants to recommend a candidate should write to: Douglas F. Bauer, Counsel & Corporate Secretary, Bowne & Co., Inc., 345 Hudson Street, New York, New York 10014. Stockholders may also nominate Board candidates at the Annual Meeting, and we have described the procedure for this, and the advance notice required, under the heading "Proposals and nominations by stockholders" on page 30 of this Proxy Statement.

COMMITTEES OF THE BOARD. The Board has four standing committees. Membership on these committees rotates periodically. The following describes their principal functions and current membership.

- Executive Committee. The Executive Committee has many of the powers of the full Board in directing management of the Company and may exercise those powers between regular Board meetings. However, this committee may not amend the Company's by-laws, fill vacancies on the Board, make other fundamental corporate changes or take actions which require the vote of the full Board under Delaware law. The Executive Committee also oversees matters of corporate responsibility which may involve interests other than those directly benefiting stockholders, such as the concerns of employees, customers and the public at large. From time to time the committee considers candidates for the Board of Directors including those recommended by stockholders. The current members of the Executive Committee are Mr. Schwarz (chairman), Mr. Johnson and Mr. Conway. During 1998, this committee held two formal meetings and took action at three other times without meetings by adopting resolutions with the unanimous written consent of its members.

- Audit Committee. The Audit Committee chooses independent public accountants to serve as the Company's auditors. Together with the Company's Chief Financial Officer, this committee reviews the scope and the results of the annual audit, as well as the fees the auditors charge and the other activities they perform for the Company. The Audit Committee also oversees internal financial controls and looks into other accounting matters when the need arises. During 1998, the Committee approved the Company's replacement of Ernst & Young LLP with KPMG LLP as the Company's auditors for fiscal year 1998, and more recently approved the re-appointment of the latter firm for 1999. There was no disagreement with Ernst & Young LLP which would have caused them to reference a disagreement in their reports for any years they audited. The current members of the Audit Committee are Mr. Smith (chairman), Ms. Stanley and Mr. West. They met twice during 1998.

- Finance Committee. The Finance Committee reviews the financial reports of the Company.

  In addition, this committee oversees investment policies and the investment performance of the respective funds held in trust for the Company's employee benefits plans. The current members of the Finance Committee are Mr. Conway (chairman), Ms. Stanley, Mr. Tese and Mr. West. They met three times during 1998.

- Compensation Committee. The Compensation Committee reviews and approves salaries, bonuses and incentive compensation for officers of the Company and other members of management. This committee administers compensation programs which involve present or deferred awards of the common stock, as well as those calling for cash payments. The Compensation Committee reviews any newly proposed compensation and benefits plans, while overseeing the administration of existing retirement and related plans for the Company's employees. Normally the committee asks the full Board of Directors to approve any significant changes that will affect employees generally. The current members of this committee are Mr. West (chairman), Mr. Schwarz, Mr. Smith and Mr. Tese. They met four times during 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 1998. The only person who served on that committee during 1998, other than the four current members named above, was Thomas O. Stanley. Mr. Stanley retired on May 28, 1998 in keeping with the policy of the Board of Directors calling for mandatory retirement by age 72.

COMPENSATION OF DIRECTORS. Each Director who is not a Company employee receives an annual retainer of $20,000 and a fee of $1,000 for each Board meeting attended. Members of the Executive Committee receive an additional annual retainer of $5,000, or $6,000 in the case of the chairman of that committee. Members of the other standing committees have no retainer but receive $750 for each committee meeting attended, except that the chairman of each committee receives $1,250 for any meeting at which he presides. When the Directors take action by consenting to resolutions in writing without attending a formal meeting, they receive no compensation for that service. The two Directors who are Bowne employees (Mr. Johnson and Mr. O'Neil) receive no fees for their services on the Board.

The Company's Stock Plan for Directors went into effect on January 1, 1998. Under that plan, the Company converts some Board retainers and fees into deferred stock units. Deferred stock units represent the right to receive shares of common stock with a value equivalent in each case to the particular fee or retainer converted under the plan. When a non-employee Director leaves the Board, the Company will issue him or her the total number of shares deferred up to that point. We will issue these shares from the Company's treasury in two installments during the 15 months after the Director leaves the Board.

The Stock Plan for Directors requires deferral of at least one half of the annual retainer paid for service on the Board of Directors. The same plan also allows a Director to choose, on an annual basis, whether or not to convert the other half of the retainer fee and any of the Board attendance and committee retainers or fees. When we pay cash dividends to other stockholders, the Company calculates dividends on these deferred stock units as if they had already been issued to the Directors as common stock. We automatically reinvest the computed dividends into additional deferred stock units for distribution when a Director leaves the Board. Deferred stock units have no voting rights.

Prior to 1998, the Company had a retirement program for non-employee members of the Board. That program paid a cash retirement benefit, subject to customary vesting rules, equal to five times the retainer payments a Director received during 1997. When the new Stock Plan for Directors replaced that program, the Company converted whatever cash retirement benefit a Director had under the prior program into deferred stock units with an equivalent value. When he or she leaves the Board, the Director will receive the total number of shares of common stock deferred as a result of this conversion from the prior program. Based on the length of each Director's service on the Board, the retirement benefits converted into deferred stock units under this feature of the plan were respectively: Mr. Conway, $34,000; Mr. Schwarz, $85,000; Mr. Smith, $51,000; and Mr. West, $34,000.

When the Board approved the Stock Plan for Directors, it provided for a one-time award of deferred stock units to any Director who was not entitled to a cash retirement benefit under the prior program, and also to any Director who joins the Board after the new plan went into effect. This one-time award vests in four equal installments over the Director's first four years of Board service and will be distributed after the Director leaves the Board. Therefore, when they satisfy the vesting rules, Ms. Stanley, Mr. Tese and Mr. Wallaesa will each receive deferred stock units based on an initial valuation of $20,000.

In addition, the Company has a Matching Gifts Program for non-employee Directors. Under this program, the Company matches a Director's qualified charitable contributions up to $5,000 each year. The Company also offers to reimburse reasonable travel expenses which Directors incur in attending Board and committee meetings.

During 1998, there was no member of the Board of Directors who failed to attend at least 75% of the Board and committee meetings which he or she was entitled to attend.

OWNERSHIP OF THE COMMON STOCK

PRINCIPAL STOCKHOLDERS. The Company does not know of any individual who is the beneficial owner of more than 5% of the common stock that was outstanding on the record date for the Annual Meeting. An investment management firm reported to the Securities and Exchange Commission, in a Schedule 13G report as of December 31, 1998, that it held the common stock shown below for the benefit of clients who share voting power with the firm.

--------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL STOCKHOLDERS OF THE COMPANY
Stockholder                                                                   Address       No. of shares       % of Outstanding
--------------------------------------------------------------------------------------------------------------------------------
Lazard Freres & Co., LLC                                           30 Rockefeller               2,392,000                   6.5%
                                                                   Plaza New York, NY
                                                                   10020
--------------------------------------------------------------------------------------------------------------------------------

STOCK OWNERSHIP OF MANAGEMENT. The following table shows the number of shares of common stock which each Director owned beneficially as of the record date, including the nominees for election to the Board. The table also shows how many shares the Company's five most highly compensated executives owned beneficially on the record date, together with the aggregate of shares owned beneficially by 22 Directors and officers as a group.

No individual listed in the table beneficially owned more than 1% of the common stock outstanding on the record date. The number of shares shown for all Directors and officers as a group would represent approximately 2.1% of the outstanding shares if the options and stock equivalents among those shares had all been issued and outstanding on the record date.

------------------------------------------------------------------------------------------------------
STOCK OWNERSHIP OF MANAGEMENT                                                     Amount and Nature of
Name of Director or Executive                                                  Beneficial Ownership(1)
------------------------------------------------------------------------------------------------------
      Robert M. Conway                                                                          22,043(2)
      Carl J. Crosetto                                                                          51,109(3)
      Susan W. Cummiskey                                                                         6,676(4)
      Denise K. Fletcher                                                                        32,479(5)
      Robert M. Johnson                                                                        201,286(6)
      James P. O'Neil                                                                          146,243(7)
      H. Marshall Schwarz                                                                        8,629(8)
      Wendell M. Smith                                                                           3,668(9)
      Lisa A. Stanley                                                                          191,123(10)
      Vincent Tese                                                                               3,425(11)
      Harry Wallaesa                                                                                --(12)
      Richard R. West                                                                           10,510(13)
      All Directors and officers as a group                                                    783,767(14)
------------------------------------------------------------------------------------------------------

NOTES ON STOCK OWNERSHIP OF MANAGEMENT:

(1) Beneficial ownership is the ownership of stock, either direct or indirect, which includes power to vote or power to dispose of the stock. Stock which an individual may acquire by exercising options, by converting other securities or by withdrawing from an employee benefits plan is beneficially owned even if he or she has not yet taken the necessary action.

These figures include shares of common stock which the named individuals beneficially owned outright on the record date, either as holders of record or in street name. The Company understands that each individual has sole power to vote or to dispose of those shares.

In addition, the figures in the table include shares subject to incentive stock options which the executives could have exercised on the record date under the Company's stock option plans, or which will become exercisable within 60 days after the record date. The figures also include shares held in the Employees' Stock Purchase Plan for the benefit of individual officers, which we have determined from the latest quarterly calculation of account balances under that plan.

The table reflects deferred stock units credited to individual Board members under the Stock Plan for Directors, including units resulting from the conversion of cash retirement benefits which accrued to individual Directors prior to the effective date of the Stock Plan for Directors, as well as units resulting from the one-time award made to each Director elected after the plan went into effect. The table also reflects deferred stock units awarded to individual executives under the Company's Long-Term Performance Plan or its Deferred Award Plan. The figures in the table assume that deferred stock units are fully vested and could be converted into common stock within 60 days after the record date, although many units are not currently eligible for conversion. The figures also assume the reinvestment of cash dividends payable on deferred stock units through the record date.

For each individual, a footnote indicates the number of options, deferred stock units and other shares included in his or her total. All beneficial ownership reported in the table is direct, except for shares held indirectly under one of the plans mentioned earlier in this note. This Proxy Statement describes the Stock Plan for Directors under the heading "Compensation of Directors," and the Company's stock option plans, Employees' Stock Purchase Plan, Long-Term Performance Plan and Deferred Award Plan under the heading "Executive Compensation."

(2) Includes 4,443 deferred stock units under the Stock Plan for Directors.

(3) Includes options to purchase 27,750 shares which are currently exercisable or which will become exercisable within 60 days after the record date; also includes 1,546 shares held in the Employees' Stock Purchase Plan, and 21,813 deferred stock units under other plans named above.

(4) Includes options to purchase 4,000 shares which are currently exercisable or which will become exercisable within 60 days after the record date; also includes 166 shares held in the Employees' Stock Purchase Plan, and 2,510 deferred stock units under other plans named above; but this figure does not include the shares held for the benefit of other participants in the Employees' Stock Purchase Plan, of which Ms. Cummiskey is a trustee.

(5) Includes options to purchase 17,500 shares which are currently exercisable or which will become exercisable within 60 days after the record date; also includes 390 shares held in the Employees' Stock Purchase Plan, and 12,589 deferred stock units under other plans named above; but this figure does not include the shares held for the benefit of other participants in the Employees' Stock Purchase Plan, of which Ms. Fletcher is a trustee.

(6) Includes options to purchase 60,000 shares which are currently exercisable or which will become exercisable within 60 days after the record date; also includes 583 shares held in the Employees' Stock

Purchase Plan, and 87,369 deferred stock units under other plans named above. This figure also includes 53,334 restricted shares which Mr. Johnson acquired when he was elected Chief Executive Officer and which are not yet fully vested under his agreement with the Company; the agreement may require Mr. Johnson to return some of those shares if he leaves the Company before January 2001.

(7) Includes options to purchase 65,500 shares which are currently exercisable or which will become exercisable within 60 days after the record date; also includes 998 shares held in the Employees' Stock Purchase Plan, and 24,571 deferred stock units under other plans named above; but this figure does not include the shares held for the benefit of other participants in the Employees' Stock Purchase Plan, of which Mr. O'Neil is a trustee.

(8) Includes 6,629 deferred stock units under the Stock Plan for Directors.

(9) Includes 3,468 deferred stock units under the Stock Plan for Directors.

(10) Includes 1,861 deferred stock units under the Stock Plan for Directors. This figure assumes full vesting, which Ms. Stanley will achieve in 2002.

(11) Includes 3,425 deferred stock units under the Stock Plan for Directors. This figure assumes full vesting, which Mr. Tese will achieve in 2001.

(12) The one-time award Mr. Wallaesa received on his election to the Board cannot be converted into deferred stock units until January 2000, when the year-end market value of the Company's stock will be known. Mr. Wallaesa will achieve full vesting in this award in 2003.

(13) Includes 4,510 deferred stock units under the Stock Plan for Directors.

(14) Includes 7,127 shares owned outright by officers not named in the table; options to purchase 57,800 shares which are currently exercisable or will become exercisable within 60 days after the record date; 36,890 deferred stock units; and 4,764 shares held in the Employees' Stock Purchase Plan for the benefit of all officers not named in the table. This total does not include the remainder of the 576,654 shares held in the latter plan for the accounts of all participating employees.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

The graph printed below shows yearly changes in the total return on investment in Bowne common stock on a cumulative basis for the Company's last five fiscal years. The graph also compares two other measures of performance: total return on the Standard & Poor's 500 Index, and total return on the Standard & Poor's Services (Commercial & Consumer) Index.

For convenience, we refer to the two comparison measures as "S&P 500" and "S&P Services Index." We chose the S&P 500 because it is a broad index of the equity markets. We chose the S&P Services Index as our own peer group because it represents the capital-weighted performance results of companies in specialized commercial and consumer services. The S&P 500 includes the companies represented in the S&P Services Index.

The method we used to calculate yearly changes in Bowne's return is the same method used for both the S&P 500 and the S&P Services Index. In each case, we assumed an initial investment of $100 on October 31, 1993. In order to measure the cumulative yearly change in that investment over the next five years, we first calculated the difference between, on one hand, the price per share of the respective securities on October 31, 1993 and, on the other hand, their price per share at the end of each succeeding fiscal year. Finally, we turned the result into a percentage of change by dividing that result by the difference between the price per share on October 31, 1993 and the price per share at the end of the particular fiscal year. Throughout the five years we assumed that all dividends paid on the Company's common stock were reinvested into additional shares.

For financial reporting purposes, the Company changed its fiscal year during 1997 from one ending October 31 to one ending December 31. The graph therefore represents fiscal years 1994 through 1996 with October 31 data, and fiscal 1997 and 1998 with December 31 data. We have not restated the return on investment for years before this change, and we have represented 1997 with data for the 14-month period from October 31, 1996 through December 31, 1997. The Company paid no dividends during the two-month stub period created by the change in its fiscal year.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN GRAPH

                                                    BOWNE & CO., INC.                S&P 500               S&P SERVICES INDEX
                                                    -----------------                -------               ------------------
10/31/93                                                 100.00                      100.00                      100.00
10/31/94                                                  79.73                      103.87                      100.19
10/31/95                                                  94.72                      131.33                      122.94
10/31/96                                                 121.01                      162.97                      137.01
12/31/97                                                 210.72                      235.46                      174.92
12/31/98                                                 189.39                      193.15                      224.90

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE

For the fiscal year ended December 31, 1998, the Compensation Committee of the Board of Directors determined the compensation of the Company's senior executives and major business unit managers, including the Chief Executive Officer and the other most highly compensated individuals who are named in the "Summary Compensation Table" of the Company's Proxy Statement. This determination included reviewing and approving base salaries, bonuses, long-term incentive awards and stock options. In performing these functions, the Committee supported the policies of Company management designed to attract and retain superior executive talent, to provide incentives and rewards to executives who contribute to the Company's long-term success, and to link executive compensation with corporate performance and the creation of shareholder value. The Committee believes that so aligning the interests of executives with those of the stockholders serves both the immediate and the long-term interests of the Company and its stockholders.

Annual base salaries. In reviewing base salaries proposed by the Chief Executive Officer for other senior executives, the Committee's benchmark was a 1998 comparison of peer companies conducted by a leading consulting firm that specializes in executive compensation. The consultants chose more than a dozen principal comparators after soliciting advice from various sources, including the Company's own human resources staff. The Committee's long-standing policy has been to maintain base salaries at competitive but reasonable levels in keeping with the Company's leadership position in several highly specialized business areas. The Committee concluded from the consultants' comparison of peer companies that the 1998 base salaries of the Company's executives were consistent with this policy.

In addition to comparing compensation at peer companies, the Committee considered a number of other factors as well. Overall financial performance of the Company was taken into account, as was the Committee's subjective perception of the contributions each individual made to Company performance and to the operating results of a particular business unit or functional area of responsibility. The Committee also consulted recently published survey data on compensation generally, inasmuch as the retention of well-qualified executives, especially in various professional positions, usually requires the Company's compensation to be competitive with employers across a wide spectrum of industries which may not necessarily be considered peers of the Company.

Bonuses and long-term incentives. Based upon recommendations by the Chief Executive Officer, the Committee awarded cash bonuses to the other senior executives within the respective ranges of bonus potential that were determined when the 1998 fiscal year began. These bonuses, to be distributed in March 1999 although earned in 1998, were linked in part to the amount by which net income of the Company exceeded a target previously set and, for executives who manage specific operating units, in part to the operating income of their respective units. The remainder of each bonus was linked to the individual's achievement of strategic objectives. Such objectives were highly specific and personalized, having been negotiated with each executive at the beginning of the year, and individuals were evaluated separately. While some of the objectives were quantitative, others were qualitative, such as the integration of new business units and new customer services; the strengthening of internal organization with special emphasis on more efficient teamwork; the introduction of cost-reductions and operating efficiencies; and the successful application of new technologies. The relevant corporate earnings targets, which the Committee considered aggressive, were exceeded for 1998, while on average about 85% of the personal goals set for the executives were also achieved during the year.

One component of each bonus was calculated under the Company's long-term incentive plan which encourages and rewards improvements in its free cash flow return on invested capital. Under this plan, such improvements were measured on a three-year averaging basis, and a uniform target was set for all senior executives. The plan recognizes the close correlation between free cash flow and increasing shareholder value, while improved cash flow will also help the Company's acquisition and diversification strategy. Because the Company did not fully realize its previously established target for improvement in 1998, all awards under this plan were made at 50% of the targeted level.

In a few cases, annual bonuses were paid partly in cash and partly in deferred stock units. Such units are stock equivalents which accrue imputed dividends but do not confer ownership or voting rights until converted into outstanding common stock of the Company when the executive's employment terminates. Deferred stock units were awarded, in place of cash bonuses, to the extent that an executive exceeded either his or her annual bonus target or long-term bonus target, both of which were capped at a percentage above the target. In such cases, or if an executive elected voluntarily to defer some or all of his or her incentive compensation, the Company matched the amount so deferred with an additional 20%.

The Committee does not reveal the mathematical formulas used in its bonus calculations inasmuch as they involve highly confidential commercial information, disclosure of which could be detrimental to the Company's competitive position. Similarly, neither the performance targets set for executives and business units nor the personalized goals negotiated with the executives can be disclosed without jeopardizing the Company's advantage in its highly competitive businesses.

Stock options. Under a qualified plan approved by the Company's stockholders, the Committee awarded incentive stock options during 1998 to members of senior management, including the Chief Executive Officer and other executives named in the Summary Compensation Table, as well as to a number of other key employees. Because these options will become exercisable over a period of four years following each grant, the Committee believes that they will help secure the continuing service of grantees. The Chief Executive Officer recommended specific numbers of options to be granted to other senior executives, based in each case on the individual's personal achievements, as well as a subjective view of his or her opportunity for contribution to the overall performance of the Company. In making these awards, the Committee also took into account the responsibilities of the respective employees and any prior grants made to them, together with certain valuation methods including the Black-Scholes model. A significant equity position in the Company, the Committee believes, not only rewards sustained efforts by an executive but also focuses those efforts upon enhancing shareholder value.

The Chief Executive Officer. The Committee determined the base salary, bonus, long-term incentive and stock option awards made to the Chief Executive Officer in the same manner as described above for other executives. Several of his confidential targets, however, were more aggressive than those set for most other executives.

Limitation on deductibility. Section 162(m) of the Internal Revenue Code may forbid the Company to deduct certain forms of annual compensation in excess of $1 million to any one executive unless the relevant compensation plan or program is performance-based and expressly approved by stockholders. Because the Company's stock incentive plans meet these criteria, options granted under those plans are not a factor affecting the deductibility of compensation. Other incentive compensation awarded in the form of deferred stock units or voluntarily converted by an executive into such stock equivalents is not considered to be compensation paid during the year, and therefore it too is excluded for purposes of section 162(m). For 1998 and future years, the Committee intends to defer any other compensation awarded to an executive which would not be deductible under section 162(m), if possible, and will convert such amount into deferred stock units with a 20% match by the Company.

Ratification. The Board of Directors unanimously approved or ratified all actions and recommendations of the Committee during 1998 which required full Board approval or ratification.

This report is submitted as of February 25, 1999 by the undersigned, being all the members of the Compensation Committee.

                     Richard R. West, Chairman

                     H. Marshall Schwarz

                     Wendell M. Smith

                     Vincent Tese

EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------------------------------------------

  SUMMARY COMPENSATION TABLE                  Annual Compensation                  Long-Term Compensation
                                              -------------------                  ----------------------
                                                                         No. of Shares      Deferred      Long-Term
                                                                          Underlying         Stock        Incentive
  Name and Principal Position      Year      Salary(1)     Bonus(1)       Options(2)        Awards(3)     Payouts(4)
--------------------------------------------------------------------------------------------------------------------
Robert M. Johnson                  1998      $450,000      $379,913         120,000         $ 66,417(6)   $ 43,750
  Chairman of the Board and        1997       420,000       500,000          80,000          410,160        70,000
  Chief Executive Officer          1996       400,000       400,000          80,000          180,000            --
                                   -------------------------------------------------------------------------------
James P. O'Neil                    1998       325,000       214,988          80,000            5,220        42,500
  President and                    1997       300,000       240,000          50,000          147,840        80,000
  Chief Operating Officer          1996       218,000       207,500          40,000           85,050            --
                                   -------------------------------------------------------------------------------
Carl J. Crosetto                   1998       275,000       253,825          40,000           12,668        20,625
  Executive Vice                   1997       250,000       267,500          30,000          182,400        25,000
  President                        1996       228,000       260,000          25,000           32,400            --
                                   -------------------------------------------------------------------------------
Denise K. Fletcher(7)              1998       260,000       127,530          30,000           38,102         2,500
  Senior Vice President and        1997       200,000       150,000          30,000           85,920        20,000
  Chief Financial Officer          1996            --            --              --               --            --
                                   -------------------------------------------------------------------------------
Susan W. Cummiskey(8)              1998       170,000        91,075          25,000              419        12,500
  Senior Vice President,           1997            --            --              --               --            --
  Human Resources                  1996            --            --              --               --            --
-------------------------------------------------------------------------------------------------------------------

  SUMMARY COMPENSATION TABLE
                                    All Other
                                    Compensation
------------------------------------------------
Robert M. Johnson                   $ 83,711
  Chairman of the Board and          148,918
  Chief Executive Officer             88,057
                                   -------------
James P. O'Neil                       53,415
  President and                       81,595
  Chief Operating Officer             48,267
                                   -------------
Carl J. Crosetto                      46,182
  Executive Vice                      72,154
  President                           56,046
                                   -------------
Denise K. Fletcher(7)                 31,264
  Senior Vice President and           49,109
  Chief Financial Officer                 --
                                   -------------
Susan W. Cummiskey(8)                 20,172
  Senior Vice President,                  --
  Human Resources                         --
------------------------------------------------

NOTES ON SUMMARY COMPENSATION TABLE:

(1) Salary and bonus. The individuals named in this table were the five most highly compensated executives of the Company in 1998. In the column headed "Salary," we calculated their annual base salaries on a fiscal year basis for the year ended October 31, 1996, and on a calendar year basis for the years ended December 31, 1997 and 1998, because the Company changed its fiscal year during 1997. The column headed "Bonus" reports cash payments these individuals received under the Company's annual bonus program. The Compensation Committee awarded bonuses to the named individuals and to other senior executives, within ranges of bonus potential established at the beginning of each year. The Committee linked part of each award to the amount by which the Company's net income exceeded a previously set target for the year, and the individual's achievement of specific strategic objectives determined the remainder of the award. We have restated bonuses reported for 1996 and 1997 in order to exclude amounts shown in the column "Long-Term Incentive Payouts," which the Company's 1998 Proxy Statement had combined with these cash bonuses into a single number.

(2) Shares underlying options. The numbers of shares have been adjusted to reflect the Company's two-for-one stock-split in August 1998. A separate table on page 25 entitled "Option Grants in Last Fiscal Year" gives more details about awards made under the Company's stock option plans during 1998.

(3) Deferred stock awards. The table indicates the cash value of deferred stock units awarded during 1998 to the named individuals under the Company's Long-Term Performance Plan and Deferred Award Plan, described on pages 26 and 27. When an executive retires or terminates employment, the Company's treasury will issue him or her one share of common stock for each unit. The Company also calculates the cash dividends that would be payable on these units if they were outstanding shares, and converts the resulting amount into additional units for the individual's account. We have calculated their cash value using the average fair market value of the common stock for the last five days of the calendar year to which each award relates or, in the case of dividends, the market price of the common stock on the dates when cash dividends became payable.

(4) Long-term incentive payouts. A separate table on page 26 entitled "Long-Term Incentive Plans -- Awards in Last Fiscal Year" gives more details about these cash payments under the Company's Long-Term Performance Plan and Deferred Award Plan.

(5) All other compensation. The amounts shown in this column include the Company's tax-deferred contributions under its Profit-Sharing Plan and Employees' Stock Purchase Plan, as well as payments made under the Company's Excess ERISA Plan, described below.

- Profit-Sharing Plan. This is a defined contribution plan for eligible employees which meets regulatory requirements. Under this plan, the Company makes a contribution to the account of an employee based on his or her considered compensation as defined in the plan. The contribution may not be greater than 10% of pre-tax income, before deducting the contribution, nor can it be greater than 15% of considered compensation overall. Account balances under this plan are not taxable until benefits are distributed at retirement or when employment terminates.

- Employees' Stock Purchase Plan. This is also a defined contribution plan which meets regulatory requirements. Under this plan, eligible employees who elect to participate may contribute up to $200 per month from their after-tax compensation. The plan provides for matching contributions by the Company equal to one-half of an employee's contributions, subject to customary vesting rules. The trustees of the plan use the aggregate of all contributions to purchase shares of common stock on the open market, and they reinvest cash dividends paid on those shares into additional shares. The Company's contributions are not taxable until the employee withdraws his or her stock or terminates employment.

- Excess ERISA Plan. This is a supplemental arrangement which allows certain key executives to avoid being adversely affected by limits which the Employee Retirement Income Security Act of 1974, as amended, imposes on contributions under the Profit-Sharing Plan.

Because the Company changed its fiscal year, senior executives who received bonuses for 1997 also received interim bonuses and long-term incentive payouts which they had earned in the two-month period intervening between the Company's 1997 and 1998 fiscal years. Each interim award, distributed during 1998, equalled one-sixth of the bonus paid to the executive for the 12 months ended October 31, 1997. Four of the named individuals received cash bonuses and deferred stock units as follows: Mr. Johnson $76,764 and 4,338 units; Mr. O'Neil $39,998 and 1,556 units; Mr. Crosetto $40,415 and 1,916 units; and Ms. Fletcher $16,666 and 904 units. The table does not reflect these amounts.

(6) Excludes 26,666 shares of restricted common stock which the Board agreed to convert into deferred stock units as of December 31, 1998 from the 80,000 restricted shares Mr. Johnson received under the agreement he reached with the Company when he accepted the position of Chief Executive Officer in January 1996.

(7) Ms. Fletcher became a corporate officer in July 1996.

(8) Ms. Cummiskey became a corporate officer in January 1998.

------------------------------------------------------------------------------------------------------------------------------
                                   Number of         % of Total
                                 Shares Under-        Options         Exercise
OPTION GRANTS IN LAST            lying Options        Granted           Price            Expiration              Grant Date
FISCAL YEAR                       Granted(1)          in Year         Per Share             Date              Present Value(2)
------------------------------------------------------------------------------------------------------------------------------
Mr. Johnson                            120,000            14.6%         $14.125           Dec. 15, 2008               $614,400
Mr. O'Neil                              80,000             9.8%          14.125           Dec. 15, 2008                409,600
Mr. Crosetto                            40,000             4.9%          14.125           Dec. 15, 2008                204,800
Ms. Fletcher                            30,000             3.7%          14.125           Dec. 15, 2008                153,600
Ms. Cummiskey                           25,000             3.0%          14.125           Dec. 15, 2008                128,000
------------------------------------------------------------------------------------------------------------------------------

NOTES ON OPTION GRANTS:

(1) In 1981, 1992 and 1997, the Board of Directors adopted, and the stockholders approved, three stock option plans which meet regulatory requirements. These plans authorize the Board or the Compensation Committee to grant incentive stock options to key employees, including the individuals named in this table and other officers and key employees of the Company. Each option permits the grantee to purchase shares of common stock. The exercise price per share, the vesting schedule by which the options become exercisable, and all other terms of the options are fixed on the grant date. The exercise price of each grant is equal to the fair market value of the common stock on the grant date. Option grants are normally made at the end of a calendar year, when the Committee evaluates the contributions made by each employee.

A grantee may exercise his or her vested options at any time until the tenth anniversary of the grant date, unless the option terminates earlier according to its terms. Options are not transferable and may be forfeited under certain circumstances including competition against the Company. The earliest of the three plans has expired, but some options granted under it remain outstanding.

The Board or the Committee has discretion to accelerate the exercisability of any option. The exercisability of each option will automatically accelerate if there is a change of control of the Company. The plans define change of control to include anyone's acquisition of at least 15% of the outstanding stock, a tender offer by a party other than the Company itself, the election of Directors comprising at least a third of the Board but not nominated by the current Board, or a merger, consolidation or liquidation of the Company or sale of all or substantially all its assets.

The Committee granted the options shown in the table on December 16, 1998. The exercise price is the mean of the highest and lowest trading prices reported on the Exchange for that date. The terms of each option granted in 1998 provide that 25% of each grant will become exercisable on the first anniversary of the grant date, and 25% on each of the three following anniversaries.

(2) We calculated present values using the Black-Scholes option-pricing model. In addition to information presented in the table, the method we used relied on these assumptions: first, that the common stock has a volatility rate of 40.13% based on a weighted average of monthly closing prices over the five-year period preceding the grant date; second, that 4.32% represents the current risk-free rate of return on Treasury bills; and third, that the annual dividend yield of the stock is 1.56%. We did not adjust the present values to reflect the non-transferability of options or the risk of forfeiture.

The values which an optionee may actually realize from the exercise of these options may be substantially different from the present values shown in the table. Future events and factors currently unknown will continue to influence the Company's performance. Furthermore, stockholders and other investors should not view these present values as a forecast of the performance of the common stock or the future growth in its market price.

--------------------------------------------------------------------------------

  AGGREGATED OPTION EXERCISES IN
       LAST FISCAL YEAR AND                                      Securities Underlying         Value of Unexercised
      YEAR-END OPTION VALUES*          Shares                     Unexercised Options          In-the-Money Options
                                      Acquired        Value           at Year-End                  at Year-End
                                     on Exercise    Realized   Exercisable  Unexercisable   Exercisable  Unexercisable
----------------------------------------------------------------------------------------------------------------------
Mr. Johnson........................           --     $     --       60,000     220,000         $270,000       $750,000
Mr. O'Neil.........................       31,000      405,125       65,500     167,500          450,750        699,500
Mr. Crosetto.......................       26,750      329,879       27,750      93,000          179,375        395,875
Ms. Fletcher.......................           --           --       17,500      62,500           67,500        187,500
Ms. Cummiskey......................           --           --        4,000      37,000               --        100,000
----------------------------------------------------------------------------------------------------------------------

*NOTE: Numbers of shares in the table reflect the Company's stock-split in August 1998.

                         ----------------------------------------------------------------------
                            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST       Deferred Stock
                                           FISCAL YEAR**                       Units Awarded
                         ----------------------------------------------------------------------
                         Mr. Johnson                                                      8,208
                         Mr. O'Neil                                                       2,765
                         Mr. Crosetto                                                     2,892
                         Ms. Fletcher                                                     3,589
                         Ms. Cummiskey                                                      631

** NOTE: Deferred stock units shown in this table represent the right to receive the same number of shares of common stock when the executive retires or terminates employment. A holder of these units may not vote. The Compensation Committee awarded the units reported in this table in accordance with two incentive plans of the Company: the Long-Term Performance Plan and the Deferred Award Plan. The Committee made no awards under these plans before 1997.

- Long-Term Performance Plan. At the beginning of fiscal 1998, the Committee set specific goals under this plan for eligible executives to encourage and reward improvement in the Company's free cash flow return on invested capital. The Committee also determined a target bonus for each executive in relation to the desired cash flow improvement. At the end of the year, the Committee awarded bonuses in the form of cash for performance up to the target and, in appropriate cases, deferred stock units for performance that exceeded the goals previously set. The formula used to determine each award measures the amount by which actual performance exceeded the goal.

  Under this plan, an eligible executive must decide, before each fiscal year begins, whether to take his or her award under the Long-Term Performance Plan in cash, up to the amount of the target bonus, or to convert some or all of that amount into deferred stock units. On the other hand, deferral into stock units is mandatory in the case of any amounts earned above the target bonus. In either case, the Company calculates the number of units by multiplying 1.2 times the portion of the cash bonus that the executive is deferring. In the Summary Compensation Table on page 23, we have reported under "Long-Term Incentive Payouts" whatever amount a named individual elected to receive as cash, and under "Deferred Stock Awards" the cash value of any portion of the award which he or she has deferred.

- Deferred Award Plan. This plan also provides for mandatory deferral of incentive compensation in certain cases. Under the annual bonus plan, any amount earned in excess of the target bonus must be paid in the form of deferred stock units. Furthermore, deferral is mandatory to the extent that section 162(m) of the Internal Revenue Code forbids the Company to take a tax deduction for a particular cash bonus payment. In both cases, this plan provides that the executive will receive stock units equivalent in value to
  1.2 times the portion of his or her bonus that must be deferred.

  The Deferred Award Plan also applies if a contribution to be made under the Profit-Sharing Plan for the benefit of a particular executive would exceed limits set by the Internal Revenue Service. In such a case, the plan provides that the Company will make only the allowable contribution to his or her account and will convert the balance into deferred stock units. To calculate the number of such stock units, the Company multiplies 1.4 times the amount by which the contribution would have exceeded the limits, as an allowance for income taxes on the disallowed portion.

The Compensation Committee has discretion to revoke any award made under these incentive plans if the executive competes against the Company or discloses confidential information. In a case of financial hardship, the Committee also has discretion to make an early distribution from an executive's account. Such a distribution will be a number of shares of common stock with a market value sufficient to cover the hardship. If there is a change of control of the Company, the Compensation Committee may convert the stock units into the cash value of the original bonus.

The number shown for Mr. Johnson, however, excludes 26,666 shares of restricted stock units which he agreed to convert into deferred stock units as of December 31, 1998 under the amended terms of the agreement he entered into with the Company in January 1996. All numbers in the table reflect the Company's stock-split in August 1998, and stock units created by that split are not separately reported.

            -------------------------------------------------------------------------------------------------------
            PENSION PLAN TABLE*                    Annual Benefit at Age 62 if Average Compensation is:
                                        $300,000        $400,000        $600,000        $800,000        $1,000,000
            -------------------------------------------------------------------------------------------------------
            Mr. Johnson                  $150,000        $200,000        $300,000        $400,000          $500,000
            Mr. O'Neil                    150,000         200,000         300,000         400,000           500,000
            Mr. Crosetto                  150,000         200,000         300,000         400,000           500,000
            Ms. Fletcher                  150,000         200,000         300,000         400,000           500,000
            Ms. Cummiskey                 150,000         200,000         300,000         400,000           500,000

* NOTE: Each individual named in the table participates in the Company's Pension Plan along with most other employees of the Company and its U.S. subsidiaries. They also participate in a Supplemental Retirement Plan for certain key employees designated by the Board. Their retirement benefits under the combination of these two plans, shown in this table and described below, do not appear in the Summary Compensation Table on page 23.

- Pension Plan. This is a defined benefit plan which meets regulatory requirements. A participant's age, length of service and the average of his or her five highest years of cash compensation determine benefits under this plan. Cash compensation for this purpose is the sum of the salary and bonus shown under the heading "Annual Compensation" in the Summary Compensation Table on page 23. These benefits are payable as a life annuity upon normal retirement at age 65 or the actuarial equivalent of such an annuity. A participant may elect a discounted benefit on early retirement after age 55 and after five years of service.

- Supplemental Retirement Plan. This unfunded plan supplements the Company's Pension Plan by providing an additional life annuity for each of a small number of key employees, including the named individuals. During 1998, the Board of Directors approved an update to this plan in order to keep executive compensation competitive with peer companies. The updated plan provides an annual benefit which, when combined with the annual benefit payable under the Pension Plan and with payments from recognized pension plans of other employers, generally equals one-half of a participant's average base salary, bonus and deferred bonus for his or her 60 highest consecutive months during the last ten years of service.

  Under this plan, a participant will receive the combined benefit in full if he or she has been with the Company at least five years, and retires at age 62 with 20 years of credited service or at any age after 30 years of service with the Company. The plan recognizes prior service under another employer's pension plan in appropriate cases to determine credited service. If a participant retires after age 55 (or earlier in Mr. O'Neil's case if his employment terminates involuntarily), the plan reduces his or her benefit by 5% for each year between the date of early retirement and age 62. A change of control of the Company may also make partial benefits available prior to age
  62. Mr. Crosetto will have had 30 years in 2003, and his benefit will not be subject to reduction at that time. The plan also provides benefits in case a participant dies or becomes disabled while employed, regardless of age.

CONTRACTUAL ARRANGEMENTS WITH EXECUTIVES

The senior executives named in the Summary Compensation Table on page 23 and some other key employees of the Company have signed identical Termination Protection Agreements with the Company. These agreements will provide a benefit to the employee if the Company terminates his or her employment without cause and within 30 months after a change in control of the Company, as the agreements define those terms. The employee will receive the same benefit when a change of control is imminent if he or she chooses to resign due to a reduction in responsibilities or compensation, or if an outside party acquiring control asks the Company to terminate the employee. The benefit in such cases would normally be twice the sum of the employee's base salary and latest target bonus under the annual bonus program.

In January 1996, the Company signed a separate agreement with Mr. Johnson and amended it by mutual agreement in September 1998. The agreement would apply if the Company terminates him without cause or if he resigns with good cause. In addition to retirement benefits available to other senior executives of the Company, Mr. Johnson would receive a lump sum payment equal to the bonus he received for his last fiscal year before the termination. For 18 months after the termination, he would continue to receive payments equal to his base salary in effect at the time of termination. Mr. Johnson's agreement also granted him restricted stock, subject to certain vesting rules that may require him to return some or all of the shares if he leaves the Company before January 2001. The amendment to this agreement gave the Compensation Committee authority to convert these shares into deferred stock units as they vest, and the Committee converted 26,666 shares as of December 31, 1998.

OTHER INFORMATION

PROPOSALS AND NOMINATIONS BY STOCKHOLDERS. A stockholder may ask the Company to consider including his or her own proposal in our Proxy Statement for the Annual Meeting in the year 2000. The proposal may be a nomination for the Board of Directors, a by-law amendment or any other matter that is proper under Delaware law. We must receive the proposal by December 9, 1999, in the Company's executive offices at 345 Hudson Street, New York, New York 10014, marked to the attention of Douglas F. Bauer, Counsel & Corporate Secretary.

Any stockholder proposal must be in writing and identify the stockholder who proposes it. The nomination of a candidate for the Board of Directors must also include written consent by the candidate that he or she will serve, if elected, as well as all the information about both the candidate and the proposing stockholder which the rules and regulations of the Securities and Exchange Commission or the Exchange would require in a proxy statement relating to the election of that candidate.

The Company has no notice that any stockholder will offer a nomination, by-law amendment or other proposal at this year's Annual Meeting on May 27, 1999.

HOW TO GET FORM 10-K. EVERY YEAR THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. ON REQUEST, WE WILL SEND ANY STOCKHOLDER A COPY OF THAT REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998. YOU MAY REQUEST YOUR COPY BY WRITING TO: DOUGLAS F. BAUER, COUNSEL & CORPORATE SECRETARY, BOWNE & CO., INC., 345 HUDSON STREET, NEW YORK, NEW YORK 10014.

APPENDIX

                               BOWNE & CO., INC.

                        1999 INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this 1999 Incentive Compensation Plan (the "Plan") of Bowne & Co., Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward employees of the Company and its subsidiaries, non-employee directors of the Company, and consultants and other persons who provide substantial services to the Company or its subsidiaries, to link compensation to measures of the Company's performance in order to provide additional stock-based and cash-based incentives to such persons for the creation of stockholder value, and to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company's stockholders.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to the terms defined in Section 1 and elsewhere in the Plan:

     (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, based on performance in a specified fiscal year.

     (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

     (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     (d) "Board" means the Company's Board of Directors.

     (e) "Change in Control" and related terms have the meanings specified in
     Section 9.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (g) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that directors appointed as members of the Committee shall not be employees of the Company or any subsidiary. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. Initially, the Compensation Committee of the Board shall be the Committee hereunder. The foregoing notwithstanding, the term "Committee" shall refer to the full Board in any case in which it is performing any function of the Committee under the Plan.

     (h) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 11(j) of the Plan.

     (i) "Deferred Stock" means a right, granted to a Participant under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified deferral period.

     (j) "Dividend Equivalent" means a right, granted to a Participant under
     Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

     (k) "Effective Date" means the effective date specified in Section 11(n).

     (l) "Eligible Person" has the meaning specified in Section 5.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

     (n) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the mean between the highest and lowest sales prices reported on a composite basis for securities traded on the principal securities exchange or automated quotation system on which Stock is then traded, on the date of the determination or, if there was no trade reported for that date or the Committee so directs, on the latest date for which a trade was reported.

     (o) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

     (p) "Limited SAR" means a right granted to a Participant under Section
     6(c).

     (q) "Option" means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

     (r) "Other Stock Based Awards" means Awards granted to a Participant under
     Section 6(h).

     (s) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

     (t) "Performance Award" means a right, granted to a Participant under
     Section 8, to receive Awards or payments based upon performance criteria specified by the Committee.

     (u) "Preexisting Plans" means the Company's 1992 Stock Option Plan and 1997 Stock Incentive Plan.

     (v) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code
     Section 162(m).

     (w) "Restricted Stock" means Stock granted to a Participant under Section 6(d)
     which is subject to certain restrictions and to a risk of forfeiture.

     (x) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (y) "Stock" means the Company's Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 11(c).

     (z) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant) and rules and regulations for the administration of the Plan; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, and the Board otherwise may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (A) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, and (B) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code
Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c) , the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 3,450,000 plus the number of shares of Stock remaining available under the Preexisting Plans immediately prior to the Effective Date or subject to awards under the Preexisting Plans which become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares which may be issued and delivered in connection with Awards other than Options and SARs shall not exceed 300,000. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares of Stock subject to an Award under the Plan or an award under the Preexisting Plans or under the 1981 Stock Option Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards under the Plan, and shares withheld in payment of the exercise price or taxes relating to any Award or Preexisting Plans award, and a number of shares equal to the number surrendered in payment of any exercise price or taxes relating to any such Award or award, shall likewise be deemed to constitute Shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be deemed to be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. The foregoing provisions of this Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an executive officer of the Company, an employee of the Company or any subsidiary, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary, and any person who has been offered employment by the Company or a subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as "performance-based compensation" under Code Section 162(m) under each of
Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to Awards under each subsection). A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1.5 million shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 8 not related to an Award specified in Section
6), an Eligible Person may not be granted Awards authorizing payment during any calendar year of an amount that exceeds the Participant's Annual Limit, which for this purpose shall equal $3.5 million plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, a Participant's Annual Limit is used if it may be potentially earned or paid under a Performance Award, regardless of whether it is in fact earned or paid.

6.  Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an

Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

     (i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

     (ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

     (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

(c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

     (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

     (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

     (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/ or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 11(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

     (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

     (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

     (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

     (i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

     (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

     (iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine; provided, however, that the Committee may permit a Participant to make elections relating to Dividend Equivalents if and to the extent that such elections will not result in the Participant being in constructive receipt of amounts otherwise intended to be subject to deferral for tax purposes.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer or non-employee director of the Company in lieu of salary, fees or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Other Stock-Based and Cash Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7.  Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock, at the time of grant or exercise.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in
Section 6(b)(ii) and elsewhere in the Plan.

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award document, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 11(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award document) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to
Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

8.  Performance and Annual Incentive Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) in the case of a Performance Award or Annual Incentive Award intended to qualify under Code
Section 162(m).

(b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

     (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

     (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and similar measures applicable to the Company as a whole), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow, free cash flow, or cash flow return on investment; (4) interest expense after taxes; (5) return on net assets, return on assets, return on investment, return on investment capital, or return on equity; (6) value created; (7) operating margin; (8) net income before or after taxes, pretax earnings, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, operating earnings, or net cash provided by operations; (9) stock price or total stockholder return; (10) sales above a specified threshold or in relation to prior periods; and (11) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

     (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

     (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) . The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

     (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

     (i) Grant of Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that fiscal year. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in
     Section 8(b)(ii) in the given performance year, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, provided that the portion of such pool potentially payable to the Covered Employee shall be preestablished. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

     (ii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of the Annual Incentive Award for that fiscal year payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the achievement of performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing, except in the case of Performance Awards not intended to qualify under
Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to operating profits and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of members who qualify as "outside directors" under the Section 162(m) regulations.

9.  Change in Control.

(a) Effect of "Change in Control." In the event of a "Change in Control," the following provisions shall apply unless otherwise provided in the Award document:

     (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant, subject only to applicable restrictions set forth in Section 11(a);

     (ii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 11(a); and

     (iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award document relating to such Award or other agreement with the Participant.

(b) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if:

     (i) a change is proposed by the stockholders of the Company as to the number of members, or incumbent membership of the Company's Board of Directors such that the incumbent members of said Board of Directors immediately prior to such change would no longer constitute at least a majority of the Board of Directors after such change, and such proposal is enacted; or the Board of Directors as constituted immediately prior to any action by the Company's stockholders with respect to such proposal determines that such proposal, if enacted, would constitute a change in control of the Company, and such proposal is enacted;

     (ii) any determination is made by the Board of Directors of the Company that there has been a change in the control of the Company because a person (as such term is used in Section 13(d) of the Exchange Act), together with such person's affiliates (as such term is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), has become, at any date after the effective date of the Plan, and is not on the date hereof, the beneficial owner (as such term is defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly of 10% or more of the voting power of the Company's then outstanding securities;

     (iii) any person (other than (x) any employee stock ownership trust or similar entity created by the Company for the benefit of its employees, (y) an underwriter participating in a public offering of stock of the Company or (z) an entity owned by the Company's stockholders in substantially the same proportions as their ownership of stock of the Company prior to an acquisition of stock of the Company by such entity in connection with a reorganization), together with its affiliates, has become, at any date after the Effective Date, and is not on the date hereof, the beneficial owner, directly or indirectly, of 33% or more of the voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's directors; or

     (iv) the approval by the stockholders of the Company of (i) the sale of all or substantially all the assets of the Company, (ii) a liquidation of the Company or (iii) the merger or consolidation of the Company with any other Company, unless the incumbent members of the Board of Directors of the Company as constituted immediately prior to such merger or consolidation shall constitute at least a majority of the directors of the surviving parent (as such term is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such Company.

Any determination of the occurrence of any Change in Control made in good faith by the Board of Directors of the Company, on the basis of information available at the time to it, shall be conclusive and binding for all purposes under the Plan.

10.  Additional Award Forfeiture Provisions

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which each Participant who accepts an Award hereunder shall agree. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a "Forfeiture Event"), all of the following forfeitures will result:

     (i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant) will be immediately forfeited and cancelled upon the occurrence of the Forfeiture Event; and

     (ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Option Gain (as defined herein) realized by Participant upon each exercise of an Option that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while Participant was employed by the Company or a subsidiary, or (B) the date that is six months prior to the date Participant's employment by the Company or a subsidiary terminated, if the Forfeiture Event occurred after Participant ceased to be so employed. For purposes of this Section, the term "Option Gain" in respect of a given exercise shall mean the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date.

(b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during Participant's employment by the Company or a subsidiary or during the one-year period following termination of such employment (but not later than 18 months after the Award terminates or, in the case of an Option, is fully exercised):

     (i) Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant's interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary; (B) induces any customer or supplier of the Company or a subsidiary with whom Participant has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company or any subsidiary, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant's interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee it its discretion, of less than five percent of the outstanding equity of the entity;

     (ii) Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary, any proprietary information of the Company or any subsidiary so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

     (iii) Participant fails to cooperate with the Company or any subsidiary by making himself or herself available to testify on behalf of the Company or such subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary, as reasonably requested.

(c) Agreement Does Not Prohibit Competition or Other Participant
Activities. Although the conditions set forth in this Section 10 are deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to Participant's right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if Participant engages in an activity giving rise to any such Forfeiture Event, which Forfeiture Events and activities are hereby acknowledged to be harmful to the Company, are the forfeitures specified herein. The Company and Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of
Section 10(a) and 10(b).

(d) Right of Setoff. Participant agrees that the Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary may owe to Participant from time to time, including amounts owed as wages or other compensation, fringe benefits, or other amounts owed to Participant, such amounts as may be owed by Participant to the Company under Section 10(a), although Participant shall remain liable for any part of Participant's payment obligation under Section 10(a) not satisfied through such deduction and setoff.

(e) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing any such Award.

11.  General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award document (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, upon a Change in Control, the Committee may make provision for a cash payment to the holder of an outstanding Option in consideration for the cancellation of such Option in an amount equal to the excess, if any, of the amount of cash and fair market value of property that is the price per share paid in any transaction triggering the Change in Control over the per share exercise price of such Option, multiplied by the number of shares of Stock covered by such Option. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under
Section 8(b) or Annual Incentive Awards granted under Section 8(c) to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's mandatory withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. No authority to withhold is conferred under the Plan to the extent that, solely due to such authority, an Award would be accounted for as a "variable" award under APB 25.

(e) Changes to the Plan. The Board may amend, suspend, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that, except in the case of adjustments authorized under Section 11(c), no amendment shall reduce the exercise price of any outstanding Option, grant price of any outstanding SAR, or purchase price of any other outstanding Award conferring a right to purchase Stock to an amount less than the Fair Market Value of a share at the date of grant of the outstanding award; and provided further, that any amendment to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Anything in the Plan to the contrary notwithstanding, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

(f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code
Section 162(m), including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 8 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27). Accordingly, the terms of Sections 8(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award or Annual Incentive Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award document shall be determined in accordance with the Delaware General Corporation Law, the laws of the state of New York applicable to contracts made and to be performed in the State of New York, without regard to principles of conflicts of laws, and applicable federal law.

(l) Awards under Preexisting Plans. Upon approval of the Plan by stockholders of the Company as required under Section 11(n), no further awards shall be granted under the Preexisting Plans.

(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11m in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n) Plan Effective Date and Stockholder Approval. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

                      BOWNE is a registered trademark, and
                          EMPOWERING YOUR INFORMATION
                   is a service mark, of the Bowne companies.

                                  [BOWNE LOGO]


                                BOWNE & CO., INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, MAY 27, 1999



                       YOUR VOTING CARD IS ATTACHED BELOW.

          YOU MAY VOTE BY E-MAIL, BY TELEPHONE OR BY CONVENTIONAL MAIL.

       PLEASE READ THE OTHER SIDE OF THIS CARD CAREFULLY FOR INSTRUCTIONS.

                HOW EVER YOU DECIDE TO VOTE, YOUR REPRESENTATION

          AT THE ANNUAL MEETING OF STOCKHOLDERS IS IMPORTANT TO BOWNE.




                   - DETACH HERE IF YOU ARE VOTING BY MAIL -

--------------------------------------------------------------------------------

                                   DETACH HERE
                     Please detach this portion of the card
                  before returning it in the enclosed envelope


                                                                           PROXY

[BOWNE LOGO]

          YOUR PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         Revoking any prior appointment, the undersigned appoints Robert M. Johnson and Douglas F. Bauer, and each of them, attorneys-in-fact and agents with power of substitution, to vote as Proxy for the undersigned at the Annual Meeting of Stockholders of Bowne & Co., Inc., to be held at the St. Regis Hotel, 2 East 55th Street, New York, New York, on Thursday, May 27, 1999, beginning at 10:00 A.M. local time, and at any adjournment thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

         THE SHARES COVERED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
(A) FOR THE ELECTION OF DIRECTORS; AND (B) TO APPROVE THE 1999 INCENTIVE COMPENSATION PLAN; AND IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS-IN-FACT AND AGENTS ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE.

         The undersigned acknowledges receipt of a copy of the Proxy Statement which was mailed to all stockholders of record beginning on or about April 7, 1999, relating to the Annual Meeting.






                                                      BOWNE & CO., INC.
                                                      P.O. Box 11066
                                                      New York, N.Y. 10203-0066






(Continued, and to be dated and signed, on the other side)

                                  [BOWNE LOGO]

TO VOTE BY E-MAIL:

-        Visit our electronic voting website on the Internet:
         http://proxy.shareholder.com/BNE

- Enter your "control number" in the on-screen box, then click on "Submit." Your control number is printed below.

-        Follow the on-screen instructions.

- When you finish, review your vote. If the on-screen confirmation is correct, click again on "Submit" to register your vote.

TO VOTE BY TELEPHONE:

- Call our toll-free number from any Touch-Tone telephone in the United States or Canada: 1-800-575-8306

-        When prompted, enter your "control number," followed by the # sign.
         Your control number is printed below.

-        Follow the recorded instructions.

- When you finish, you will hear a recorded recap. If it is correct, press "2" to register your vote.

TO VOTE BY MAIL:

-        Mark, sign and date the voting card which is attached below.

- Return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window.


                                    If you submit your vote by e-mail or by
                                    telephone, you do not need to mail back your voting card.



                                                                  CONTROL NUMBER



                    - DETACH HERE IF YOU ARE VOTING BY MAIL -

--------------------------------------------------------------------------------

                                   DETACH HERE
                     Please detach this portion of the card
                  before returning it in the enclosed envelope





A. TO ELECT DIRECTORS: three in Class III (01 - R.M. JOHNSON; 02 - H.M. SCHWARZ; 03 - W.M. SMITH) and one in Class I (04 - H. WALLAESA).

In favor of all             Against all
nominees         [ ]          nominees   [ ]           Exceptions*  [ ]

                *To withhold authority to vote for any nominee, mark the box next to "Exceptions" and strike out that nominee's name.


B.       TO APPROVE THE 1999 INCENTIVE COMPENSATION PLAN.


In favor         [ ]        Against      [ ]           Abstain      [ ]


                                    The proxies are authorized to vote in
                                    accordance with their discretion on any
                                    other business that may properly come before the meeting.




                                    IF YOU HAVE NOTED AN ADDRESS CHANGE OR
                                    COMMENTS ON EITHER SIDE OF THIS CARD, PLEASE
                                    MARK HERE: [ ]



                                    (Signatures should conform exactly to the name imprinted on this card. Executors, administrators, guardians, trustees, attorneys-in-fact and officers signing for corporations should state full title or signatory capacity.)

                                    Dated ________________________________, 1999

                                    Signed _____________________________________

                                    ____________________________________________


SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK: [X]

                                  [BOWNE LOGO]

                                BOWNE & CO., INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, MAY 27, 1999



                       YOUR VOTING CARD IS ATTACHED BELOW.

              PLEASE USE IT TO TELL THE TRUSTEES OF THE EMPLOYEES' STOCK PURCHASE PLAN HOW TO VOTE THE SHARES IN YOUR ACCOUNT.

         YOU MAY REPLY BY E-MAIL, BY TELEPHONE OR BY CONVENTIONAL MAIL.

       PLEASE READ THE OTHER SIDE OF THIS CARD CAREFULLY FOR INSTRUCTIONS.


                   - DETACH HERE IF YOU ARE REPLYING BY MAIL -

--------------------------------------------------------------------------------

                                   DETACH HERE
                     Please detach this portion of the card
                  before returning it in the enclosed envelope

[BOWNE LOGO]

                                                             VOTING INSTRUCTIONS



        YOUR VOTING INSTRUCTIONS TO THE TRUSTEES ARE SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS.

         Revoking any prior appointment, the undersigned participant in the Bowne & Co., Inc. Employees' Stock Purchase Plan, acting as beneficial owner of certain shares under that Plan, instructs the Trustees of the Plan and their proxies to vote at the Annual Meeting of Stockholders of Bowne & Co., Inc., to be held at the St. Regis Hotel, 2 East 55th Street, New York, New York, on Thursday, May 27, 1999, beginning at 10:00 A.M. local time, and at any adjournment thereof, with respect to the number of shares held by the Trustees for the account of the undersigned as of March 29, 1999.

         THE SHARES COVERED BY THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE VOTED (A) FOR THE ELECTION OF DIRECTORS; AND (B) TO APPROVE THE 1999 INCENTIVE COMPENSATION PLAN; AND IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS-IN-FACT AND AGENTS ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE. ANY SHARES UNDER THE PLAN FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED WILL BE VOTED BY THE TRUSTEES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

         The undersigned acknowledges receipt of a copy of the Proxy Statement which was mailed to all stockholders of record beginning on or about April 7, 1999, relating to the Annual Meeting.



                                                BOWNE & CO., INC.
                                                P.O. Box 11066
                                                New York, N.Y. 10203-0066





(Continued, and to be dated and signed, on the other side)

                                  [BOWNE LOGO]

TO VOTE BY E-MAIL:

-        Visit our electronic voting website on the Internet:
         http://proxy.shareholder.com/BNE

- Enter your "control number" in the on-screen box, then click on "Submit." Your control number is printed below.

-        Follow the on-screen instructions.

- When you finish, review your vote. If the on-screen confirmation is correct, click again on "Submit" to register your vote.

TO VOTE BY TELEPHONE:

- Call our toll-free number from any Touch-Tone telephone in the United States or Canada: 1-800-575-8306

-        When prompted, enter your "control number," followed by the # sign.
         Your control number is printed below.

-        Follow the recorded instructions.

- When you finish, you will hear a recorded recap. If it is correct, press "2" to register your vote.

TO VOTE BY MAIL:

-        Mark, sign and date the voting card which is attached below.

- Return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window.



                                    If you submit your instructions by e-mail or by telephone, you do not need to mail back the attached card.



                                                        CONTROL NUMBER



                   - DETACH HERE IF YOU ARE REPLYING BY MAIL -

--------------------------------------------------------------------------------

                                   DETACH HERE
                     Please detach this portion of the card
                  before returning it in the enclosed envelope


A. TO ELECT DIRECTORS: three in Class III (01 - R.M. JOHNSON; 02 - H.M. SCHWARZ; 03 - W.M. SMITH) and one in Class I (04 - H. WALLAESA)

In favor of all             Against all
nominees         [ ]          nominees   [ ]           Exceptions*  [ ]

                *To withhold authority to vote for any nominee, mark the box next to "Exceptions" and strike out that nominee's name.

B.       TO APPROVE THE 1999 INCENTIVE COMPENSATION PLAN.

In favor         [ ]        Against      [ ]           Abstain      [ ]


                                    The Trustees are authorized to vote in
                                    accordance with their discretion on any
                                    other business that may properly come before the meeting.


                                    IF YOU HAVE NOTED AN ADDRESS CHANGE OR
                                    COMMENTS ON EITHER SIDE OF THIS CARD, PLEASE
                                    MARK HERE: [ ]


                        (Signatures should conform exactly to the name imprinted on this card.)

                        Dated ____________________________________________, 1999

                        Signed _________________________________________________




SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK: [X]